UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPPORT.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Stephen E. Gillette, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3997	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Support.com, Inc., a Delaware corporation (“Support.com” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders to be held on Friday, June 24, 2016, at 10:00 a.m. Pacific Time, at the Hyatt House Belmont/Redwood Shores hotel located at 400 Concourse Drive, Belmont, California 94002 and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). On May 12, 2016, Support.com filed with the SEC a revised definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies from its stockholders to be used at the 2016 Annual Meeting. On June 14, 2016, Support.com filed a supplement to the revised definitive proxy statement to reflect that it reduced its recommended slate of director nominees at the 2016 Annual Meeting from six (6) nominees to four (4) nominees.

Letter to Stockholders First Used on June 20, 2016

Attached hereto is a letter dated June 20, 2016 from Support.com to its stockholders that Support.com is first making available to stockholders on June 20, 2016 in which Support.com comments on the proxy contest that VIEX Opportunities Fund, LP — Series One, VIEX GP, LLC, VIEX Capital Advisors, LLC, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., Eric Singer, Bradley L. Radoff, Joshua E. Schechter, Richard Bloom and Brian J. Kelley (collectively, the “VIEX Group”) are pursuing in connection with the 2016 Annual Meeting. As previously announced, the VIEX Group has publicly disclosed that it intends to pursue a proxy contest in an effort to have their five proposed director candidates elected to Support.com’s board of directors (the “Support.com Board”) at the 2016 Annual Meeting and, thereby, replace five out of the current six members of the Support.com Board. The letter highlights the highly-qualified, very experienced and engaged nominees that the Support.com Board is recommending for election at the 2016 Annual Meeting, which includes Support.com’s Chief Executive Officer and the three independent directors who joined the Support.com Board within the past ninety (90) days, to oversee the execution and refinement of Support.com’s strategic plan for growth and the creation of long-term stockholder value and, accordingly, strongly urges stockholders to protect the value of their investment and prevent the VIEX Group from gaining control of the Support.com Board by voting the WHITE proxy card FOR ALL four of the highly-qualified and very experienced nominees unanimously recommended by the Support.com Board: Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson, and Tim Stanley.

The letter also comments on the reports issued by Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC (Glass Lewis), the two leading, independent proxy advisory firms, with respect to how Support.com stockholders should vote their shares at the 2016 Annual Meeting. Support.com strongly believes that, consistent with the recommendations of ISS and Glass Lewis, stockholders should vote their shares so as not to surrender control of the Support.com Board to the VIEX Group.

While six (6) directors will be elected at the 2016 Annual Meeting, Support.com is soliciting votes to elect only the Support.com’s Board’s continuing four (4) nominees, Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley. As a consequence of Support.com reducing its recommended slate from six (6) to four (4) nominees and given that six (6) directors are to be elected to the Support.com Board at the 2016 Annual Meeting, at least two of the VIEX Group’s nominees are certain to be elected to the Support.com Board at the 2016 Annual Meeting. Support.com believes that reducing its slate of recommended nominees in this manner should facilitate the ability of stockholders who, consistent with the recommendations of both ISS and Glass Lewis, want to vote their shares for a combined slate and prevent the VIEX Group from getting control of the Support.com Board.

Stockholders are advised that they cannot vote on the VIEX Group’s gold proxy card or voting instruction form for any of Support.com’s director nominees. Stockholders can only vote for one or more of Support.com’s highly-qualified and very experienced nominees by signing and returning a WHITE proxy card or by requesting a legal proxy and casting your ballot in person by attending the 2016 Annual Meeting. Stockholders interested in following the recommendations of both ISS and Glass Lewis that the VIEX Group not be given control of Support.com and, accordingly, want to vote at the 2016 Annual Meeting for a combined slate of director nominees that includes nominees recommended by Support.com and the VIEX Group, should contact MacKenzie Partners, Inc., Support.com’s proxy solicitor, which will be able to provide stockholders with assistance on how to request a legal proxy and vote their shares for such a combined slate.

Important Additional Information And Where To Find It

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com.

TIME IS EXTREMELY SHORT - YOUR VOTE IS CRUCIAL!

PROTECT YOUR INVESTMENT BY VOTING FOR ALL FOUR OF THE SUPPORT.COM NOMINEES TO THE BOARD

ON THE WHITE PROXY CARD TODAY!

June 20, 2016

Dear Fellow Support.com Stockholder:

Support.com Inc.’s 2016 Annual Meeting of Stockholders is quickly approaching and is only days away. On Friday, June 24, 2016, you will be making a crucial decision regarding the future of Support.com, whether to continue to support the transformation of Support.com, which is well underway and gaining momentum, into a leading provider of cloud-based technology and services for the new, connected world, or surrender control of the Support.com Board of Directors to the VIEX Group, a dissident stockholder group with a self-interested and short-sighted agenda that could prevent you from realizing the long-term value of your investment in Support.com. As was recently recognized by the two leading proxy advisory firms, this dissident stockholder group has not presented a sufficiently detailed strategic or other plan to justify the abandoning of Support.com’s operating plan and the turning over of five of the six board seats up for election at the 2016 Annual Meeting. Your vote is critically important, no matter how many shares you own. This may be the most important vote you have ever made regarding Support.com and its future.

While six directors will be elected at the 2016 Annual Meeting, Support.com is soliciting votes to elect only the Support.com Board’s continuing four highly-qualified and very experienced nominees, Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley. As a consequence of Support.com reducing its recommended slate from six to four nominees, and given that six directors are to be elected to the Support.com Board at the 2016 Annual Meeting, at least two of the VIEX Group’s nominees are certain to be elected to the Support.com Board at the 2016 Annual Meeting. Support.com believes that reducing its slate of recommended nominees in this manner should facilitate the ability of stockholders who, consistent with the recommendations of the two leading, independent proxy advisory firms, Institutional Shareholder Services, Inc. (ISS) and Glass, Lewis & Co. (Glass Lewis), discussed more fully below, want to vote their shares for a combined slate and prevent the VIEX Group from taking control of the Support.com Board.

Support.com strongly urges stockholders to protect the value of their investment and prevent the VIEX Group from taking control of the Support.com Board by voting the WHITE proxy card today FOR ALL four of the highly-qualified and very experienced nominees unanimously recommended by the Support.com Board: Elizabeth Cholawsky, Liz Fetter, Lowell Robinson and Tim Stanley. Ms. Cholawsky is our Chief Executive Officer and Ms. Fetter and Messrs. Robinson and Stanley are our newest independent directors who joined your Board within the past 90 days. All four of our nominees bring to your Board valuable and fresh perspectives and substantial experience with highly-regarded privately-held and public companies across a wide array of industries and sectors, which we believe significantly enhances your Board’s breadth and depth and bolsters Support.com’s knowledge base as we continue to execute and refine our strategic plan.

Stockholders may also vote by telephone or Internet by following the instructions on the WHITE proxy card. Stockholders are advised that they cannot vote on the VIEX Group’s gold proxy card or voting instruction form for any of Support.com’s director nominees. Stockholders can only vote for one or more of Support.com’s highly-qualified and very experienced nominees by signing and returning a WHITE proxy card or by requesting a legal proxy and casting your ballot in person by attending the 2016 Annual Meeting.

TWO LEADING PROXY ADVISORY FIRMS CONCUR THAT STOCKHOLDERS SHOULD NOT SURRENDER CONTROL OF SUPPORT.COM TO THE VIEX GROUP GIVEN VIEX’S FAILURE TO PROVIDE A DETAILED AND ROBUST STRATEGIC PLAN

As we announced last week, the two leading, independent proxy advisory firms, ISS and Glass Lewis, have both issued reports recommending against giving the VIEX Group’s nominees control of your Board of Directors at the 2016 Annual Meeting. Both proxy advisory firms also concurred in recommending against the election of Bradley L. Radoff and Joshua E. Schechter to the Support.com Board. Both of these proxy advisory firms, in reaching their recommendations, recognized the VIEX Group’s failure to provide any specific and viable alternative strategic plan or any viable and substantive proposals on how it would drive the creation of long-term stockholder value were it to obtain control of your Board. ISS also indicated that it shares our concern with the VIEX Group’s failure to explain how such an abrupt change in control of your Board, at a pivotal and critical time in Support.com’s trajectory, would be accomplished so as not to cause significant and substantial harm to Support.com’s business, prospects and relationships with its customers, employees, and partners.

In its June 11, 2016 report commenting on its concerns that the VIEX Group had not made the case that it deserved control of the Support.com Board, ISS noted that:

•	“The dissident, however, seeks control of the board. In these cases, ISS requires the dissident present a robust plan which not only lays out the broader strategic outline but also the practical matters of the first days and weeks, so that in aggregate it demonstrated the dissident has thought through the transition in such detail as to have effectively mitigated the risk of unintended consequences from a change in board control. Here however, the dissident plan laid out in its presentation to investors is relatively thin on those details.”
•	“The presentation of [VIEX’s] plan, should it win control of the board, is not sufficiently robust to demonstrate that the risks of unintended consequences from majority change have been addressed.”
•	“[VIEX’s objectives] are not, however, an operational plan which looks at risks like flight of key employees, clients and prospects, or provides an interim management strategy should that need suddenly, if not quite unexpectedly arise.”
•	“[T]he critical aspect for unaffiliated shareholders voting for a change in control is that there be more substance to the planning, and better commitment from a dissident, than “we’ll figure it out.”
•	“[A]bsent that robust, detailed plan to demonstrate the dissident slate’s bona fides, however, ISS policy does not support a recommendation beyond a minority of dissident nominees.

In its report issued on June 10, 2016, Glass Lewis noted as follows in explaining why it is not recommending in favor of giving the VIEX Group’s nominees control of the Support.com Board:

•	“[W]e are not convinced that turning over control of the board to the Dissidents and their nominees is either warranted or likely to lead to a superior outcome for shareholders at this time.”
•	“In our view, the Dissidents have failed to show adequate cause for the board overhaul they seek and have not presented a sufficiently detailed strategic or other plan to justify the abandoning of the Company’s operating plan and the turning over of five of the six board seats.”
•	“In our view, despite the lack of meaningful results to date, the board has presented a persuasive case that its business strategy, combined with a recently implemented cost-reduction plan, is designed to capitalize on the changing dynamics in the Company’s industry and could eventually lead to improved financial performance and enhanced returns for shareholders.”
•	“[I]t doesn’t seem appropriate for a group of shareholders, even one that controls 14.9% of the shares, to effectively take control of the Company having only accumulated that stake in the last 12 months with the intention of abandoning the strategic plan, thereby potentially depriving other shareholders of the opportunity to realize long-term value from their investment in Support.com.”

*Permission neither sought nor obtained from ISS or Glass Lewis. Emphasis added

WE BELIEVE OUR FOUR HIGHLY-QUALIFIED AND VERY EXPERIENCED NOMINEES ARE BETTER SUITED THAN THE VIEX

GROUP’S NOMINEES TO OVERSEE THE EXECUTION AND REFINEMENT OF SUPPORT.COM’S STRATEGIC DIRECTION

Your Board is committed to proactively examining its composition and ensuring that it has the right mix of insights, experiences and competencies to help oversee the development, execution and refinement of our strategic growth plan and the creation of long-term stockholder value. Consistent with our commitment to proactive refreshment of your Board, with the assistance of a leading independent executive search firm and well before the VIEX Group began its inflammatory and distracting campaign to seek control of Support.com, we initiated a thorough search process to refresh your Board. As a result of our thorough director search and an extensive vetting process, three new independent, highly-qualified and very experienced directors - Liz Fetter, Lowell Robinson and Tim Stanley – were added to your Board within the past 90 days, replacing half of your Board. Consider the following with respect to these three new directors:

•	All three new directors are standing for election at the 2016 Annual Meeting.
•	All three new directors replaced incumbent directors who voluntarily resigned.
•	All three new directors have extensive senior management and governance experience at leading public companies.
•	All three new directors have experience overseeing business transitions and/or transformations that drove stockholder value creation.
•	All three new directors have public company board and leadership experience, including experience leading key board committees.
•	All three new directors have substantial experience serving as executives or board members at publicly-traded technology companies.
•	All three new directors are aligned with, and committed to acting in, the best interests of ALL stockholders.

We believe that our four nominees for election as directors, which includes our Chief Executive Officer and our three new, independent directors, possess skills and experiences necessary to oversee management as it executes on its plans for returning Support.com to sustained and profitable revenue growth and the creation of stockholder value. Our four highly-qualified and very experienced nominees are proven business leaders who have served in leadership positions at public and private companies, including many well-known and highly-regarded companies such as Citigroup, Citrix, General Foods, Harrah’s Entertainment, HotJobs.com and SaleForce.com, to name just a few, and bring to your Board a broad and diverse set of skills and experiences important to overseeing our business, its strategic direction and its ongoing transformation. While our definitive proxy materials provide more detail on the backgrounds of our four highly-qualified and very experienced director nominees, consider the following with respect to such nominees:

•	Elizabeth Cholawsky (CHIEF EXECUTIVE OFFICER)
o	Joined Support.com in May 2014 as President and CEO and in July 2014 became a member of the Board.
o	An award-winning product thought leader with deep expertise leading the development and marketing of innovative SaaS offerings for support-related markets.
o	Prior management and executive roles with Citrix Systems, Inc. where she revitalized product development and client services, grew customer satisfaction and retention to their highest levels, and expanded key products to a broader market, all while continuing to lead the GoToAssist and GoToMyPC products in their #1 position in their respective markets for 5 consecutive years.

•	Liz Fetter (NEW DIRECTOR)
o	Member of the Board since March 2016.
o	Member of Strategy and Audit Committees.

o	As a five-time former CEO, brings significant leadership and technology experience to Support.com, having led companies in networking, equipment and B2B SaaS spaces.
o	Extensive experience overseeing business transformations at technology companies resulting in revenue growth and value creation for stockholders.
o	Extensive public company board and leadership experience.

•	Lowell Robinson (NEW DIRECTOR)
o	Member of the Board since March 2016.
o	Chair of Audit Committee; Compensation Committee Member.
o	30 years of global strategic, financial, turnaround and M&A experience.
o	Prior senior leadership roles at both public and private technology and software services companies, including well-known technology companies such as HotJobs.com.
o	Extensive public company board and leadership experience.

•	Tim Stanley (NEW DIRECTOR)
o	Member of the Board since March 2016.
o	Member of Nominating/Governance, Audit and Strategy Committees.
o	Award-winning technology leader and innovator in cloud-based and technology solutions.
o	Extensive experience in developing and bringing to market cloud-enabled solutions for a broad range of enterprise customers.
o	Prior senior executive and technology leadership roles at SalesForce.com and Harrah’s.
o	Public company board and leadership experience as well as past service as an advisor and/or board member at a number of privately-held and venture capital-backed technology companies.

As shown above, our four nominees, which includes our Chief Executive Officer and the three new, independent directors who joined your Board within the past 90 days, collectively, have substantial experience and expertise relevant to the advancement of our strategic plan and our ongoing transformation, including extensive experience serving in leadership positions at well-known publicly-held technology companies and extensive experience leading business transformations that drove stockholder value creation. Most importantly, given their strong and relevant backgrounds, our four nominees are extremely capable of assessing when and how to refine and adapt our strategic plan as needed in response to the support market’s changing dynamics.

In stark contrast, we believe the VIEX Group and its five proposed nominees, who to date have failed to present an alternative and viable strategic plan to justify the turning over of five of the six board seats up for election at the 2016 Annual Meeting, lack relevant experience and understanding of the market for cloud-based support services and its changing dynamics, lack the necessary and relevant experience, expertise, qualifications and industry knowledge to advance the development, execution and refinement of our strategic plan for growth and the creation of long-term stockholder value and, most importantly, lack the experience to determine when and how to refine and adapt our strategic plan as needed in response to the support market’s changing dynamics. The two leading proxy advisory firms have noted in their reports the VIEX Group’s lack of a sufficiently robust strategic plan or other plan to justify the abandoning of Support.com’s operating plan and the turning over of five of the six board seats. As such, given their lack of experience relevant to the advancement of our strategic direction and our ongoing transformation, we strongly believe that the VIEX Group’s proposed nominees are ill-suited to abruptly take control of your Board and oversee Support.com’s strategic direction at such a critical and pivotal time in Support.com’s trajectory.

Given the transition under way at Support.com, we are also concerned that the lack of relevant knowledge and expertise of the VIEX Group and its proposed nominees, particularly when compared to the knowledge, expertise, qualifications and experience of our four highly qualified and very experienced nominees, make them ill-suited to abruptly take control of your Board and oversee Support.com’s strategic direction at such a pivotal and critical time in Support.com’s trajectory and could lead to the perception of a change in the direction of the business, instability or lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, disrupt in-progress negotiations with current and potential customers, result in the loss of potential business opportunities and make it more difficult for us to attract and retain qualified personnel and business partners.

PROTECT THE VALUE OF YOUR INVESTMENT BY VOTING THE WHITE PROXY CARD TODAY

At Support.com’s upcoming Annual Meeting, you will be making a crucial decision regarding the future of your investment in Support.com, whether to continue to support Support.com’s transformation, which is well underway and has momentum, into a leading provider of cloud-based technology and services for the new, connected world, or surrender control of your Board to the VIEX Group, a dissident stockholder group with a self-interested and short-sighted agenda that could prevent you from realizing the long-term value of your investment in Support.com. As the two leading proxy firms have recognized, the VIEX Group has presented no alternative and detailed strategic plan. In addition, the VIEX Group has not provided any details on how such an abrupt change in control of your Board, at a very critical and pivotal time in Support.com’s trajectory, and the replacement of five out of six of the current members of your Board with the VIEX Group’s nominees, none of which have any experience relevant to the advancement and refinement of our strategic plan, would be accomplished so as not to cause significant and substantial harm to our business and prospects, including, but not limited to, our relationships with our employees, customers and partners.

Your vote is critically important, no matter how many shares you own and this may be the most important vote you have ever made regarding Support.com and its future. Whether or not you plan to attend the Annual Meeting, we urge you to sign and return the enclosed WHITE proxy card in the postage-paid envelope provided and vote FOR ALL four of your Board’s highly-qualified and very experienced nominees - Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley. You may also vote by telephone or Internet by following the instructions on the enclosed WHITE proxy card.

While six (6) directors will be elected at the 2016 Annual Meeting, we are soliciting votes to elect only the Board’s continuing four (4) nominees, Elizabeth Cholawsky, Elizabeth Fetter, Lowell Robinson and Tim Stanley. As a consequence of Support.com’s decision last week to reduce its recommended slate from six to four nominees, at least two of the VIEX Group’s nominees are certain to be elected to the Support.com Board at the 2016 Annual Meeting. Support.com believes that reducing its slate of recommended nominees in this manner should facilitate the ability of stockholders who, consistent with the recommendations of both ISS and Glass Lewis, want to vote their shares for a combined slate and prevent the VIEX Group from getting control of the Support.com Board.

Please note that you cannot vote on the VIEX Group’s gold proxy card or voting instruction form for any of Support.com’s director nominees. You can only vote for one or more of Support.com’s highly-qualified and very experienced nominees by signing and returning a WHITE proxy card or by requesting a legal proxy and casting your ballot in person by attending the 2016 Annual Meeting. As ISS noted in its report, “this election provides a prime example of how shareholders could benefit from being able to vote on a universal ballot. Being forced to select only from the nominees on a given card, however, artificially limits shareholder ability to optimize the new board.” While Support.com does not agree with the view of ISS that the Support.com Board should be split 50/50 between Support.com’s nominees and the VIEX Group’s nominees, stockholders interested in following the recommendations of both ISS and Glass Lewis that the VIEX Group not be given control of Support.com and, accordingly, want to vote at the 2016 Annual Meeting for a combined slate of director nominees that includes nominees recommended by Support.com and the VIEX Group, should contact MacKenzie Partners which will be able to provide stockholders with assistance on how to request a legal proxy and vote their shares for such a combined slate.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,
/s/ Jim Stephens	/s/ Elizabeth Cholawsky
Jim Stephens	Elizabeth Cholawsky
Chairman of the Board of Directors	President, Chief Executive Officer and Director

Safe Harbor for Forward-Looking Statements

This letter contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Support.com, Inc. (“Support.com”) are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by VIEX Capital Advisors LLC and its affiliates (“VIEX”) and the other participants in its solicitation; Support.com’s ability to continue to execute on and implement its strategic plan; Support.com’s opportunities for continued growth; Support.com’s initiatives to improve its financial and operational performance and increase its growth and profitability; Support.com’s future stock price; Support.com’s ability to grow its business; Support.com’s ability to enhance its competitive position; Support.com’s ability to continue to maintain expense discipline; Support.com’s actions taken or contemplated to enhance its long-term prospects and create value for its stockholders; Support.com’s future operational and financial performance; the effect that the election of Support.com’s nominees to the Support.com Board will have on Support.com’s execution of its long-term plan and long-term stockholder value; the future effect of Support.com’s strategic plan on Support.com’s growth, profitability and total stockholder returns; all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; future performance in economic and other terms; whether Support.com Cloud will bolster margins, generate predictable revenue and expand Support.com’s existing customer base; our ability to execute on our plan to create value from our Cloud technology; whether our technical support expertise and customer support knowledge base will translate into future growth; whether we will achieve growth and diversification; whether the actions we are taking will unlock stockholder value; whether our recently-outlined cost reduction plan will allow us to become profitable on a non-GAAP basis for the full year of 2018; whether we can capitalize on developing trends and paradigm shifts in the support market; whether and the timing of when the results from the strategic growth plan we are executing will be fully reflected in our financial results and stock price and whether we will be able to capitalize on the opportunities in the connected support market. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions, all of which involve a number of significant risks and uncertainties, any one or more of which could cause actual events or results to differ materially from those described in Support.com’s forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support.com Cloud (formerly “Nexus®”) software-as-a-service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, and risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements, except as may otherwise be required by the federal securities laws.

Important Additional Information

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at

Support.com’s 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD, ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com. In addition, in order for stockholders to have convenient access to all relevant information concerning the 2016 Annual Meeting that Support.com has made publicly available, Support.com has made such information available at its website, www.support.com/stockholders.

Disclaimer

Support.com has neither sought nor obtained the consent from any third party to use any statements or information contained in this letter that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet. Please follow the easy instructions on the enclosed WHITE proxy card.

If you have any questions or need assistance in voting

your shares, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com